Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-205568) pertaining to the Second and Amended Restated Stock Incentive Plan, the 2015 Incentive Award Plan, and the 2015 Employee Stock Purchase Plan of our report dated September 8, 2016, with respect to the financial statements of HY Holdings, Inc. including in this Form 8-K/A for the years ended December 31, 2015 and 2014.

/s/ Ernst & Young LLP

New York, New York

September 8, 2016